EXHIBIT A


THE OPTIONS AND THE SHARES OF COMMON STOCK AND PREFERRED STOCK SUBSCRIBED FOR BY THIS AGREEMENT AND THE SHARES OF PREFERRED STOCK ISSUABLE UPON EXERCISE OF SUCH OPTIONS WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. TRANSFER OF SUCH OPTIONS AND SHARES IS ALSO RESTRICTED BY THE TERMS OF THIS AGREEMENT AND BY THE TERMS OF THE STOCKHOLDERS AGREEMENT AND/OR OPTION AGREEMENT WITH CARSO HOLDINGS CORPORATION.

                    AMENDED AND RESTATED OPTION EXCHANGE,
                   CONTRIBUTION AND SUBSCRIPTION AGREEMENT

      This AMENDED AND RESTATED OPTION EXCHANGE, CONTRIBUTION AND
SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of October 13, 2004, is entered into by and among Mark Wattles, an individual (the "Investor"), Green Equity Investors IV, L.P. ("GEI") and Carso Holdings Corporation, a Delaware corporation (the "Company").

      A. Investor, GEI and the Company entered into that certain Option Exchange, Contribution and Subscription Agreement, dated as of March 28, 2004 (the "Original Agreement");

      B. Investor is currently a shareholder in Hollywood Entertainment Corporation, an Oregon corporation ("Hollywood"), and is the owner of the number of shares of common stock of Hollywood ("Hollywood Common Shares") set forth under the caption "Rollover Shares" in SCHEDULE 1 attached hereto (the "Rollover Shares");

      C. Investor is also an employee of Hollywood and is the holder of a number of options ("Hollywood Options") to acquire the number of Hollywood Common Shares set forth under the caption "Rollover Options" in SCHEDULE 1 attached hereto (the "Rollover Options") at the exercise prices per share set forth under the caption "Exercise Price Per Share" therein;

      D. Hollywood, the Company and Hollywood Merger Corporation, an Oregon corporation and a wholly owned subsidiary of the Company formerly named Cosar Corporation ("Merger Sub"), entered into that certain Agreement and Plan of Merger, dated as of March 28, 2004 (the "Original Merger Agreement");

      E. Concurrently with the execution and delivery of this Agreement, Hollywood, the Company and Merger Sub are entering into that certain Amended and Restated Agreement and Plan of Merger, dated contemporaneously herewith (the "Merger Agreement"), pursuant to which Merger Sub shall merge with and into Hollywood, with Hollywood as the surviving corporation (the "Merger");

      F. In connection with the amendment and restatement of the Original Merger Agreement, Investor, GEI and the Company are entering into this Agreement.


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      G.    In connection with the Merger, Investor has entered into that certain Employment Agreement, dated as of March 28, 2004 (as modified by that certain letter agreement dated as of the date hereof), with Merger Sub (the "Employment Agreement").

      H. Subject to the terms and conditions of this Agreement, Investor desires, prior to the Merger, to contribute to the Company the Rollover Shares in exchange (the "Contribution") for newly issued shares of common stock, par value $0.01 per share (the "Common Shares"), of the Company and newly issued shares of 10% junior redeemable cumulative participating preferred stock, original liquidation preference $1,000 per share (the "Junior Preferred Shares"), of the Company, in the amounts set forth under the caption "Contribution Shares" in SCHEDULE 1 attached hereto;

      F. Subject to the terms and conditions of this Agreement, Investor also desires, prior to the Merger, to exchange (the "Exchange") the Rollover Options for options (the "Exchange Options") to acquire Junior Preferred Shares in the amount set forth under the caption "Exchange Options" in
SCHEDULE 1 attached hereto;

      G. Subject to the terms and conditions of this Agreement, GEI desires, prior to the Merger, to contribute cash to the Company in exchange for newly issued Common Shares, Junior Preferred Shares and shares of senior redeemable cumulative exchangeable preferred stock, original liquidation preference $1,000 per share (the "Senior Preferred Shares"), of the Company;

      H. For United States federal income tax purposes, it is intended that the contribution of the Rollover Shares to the Company in exchange for newly issued Common Shares and Junior Preferred Shares, taken together with the contribution by GEI (or an affiliate GEI) of cash to the Company in exchange for newly issued Common Shares, Junior Preferred Shares and Senior Preferred Shares will qualify as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended; and

      I. In connection with the consummation of the transactions contemplated by this Agreement and the Merger Agreement, the Company, Investor, GEI and certain other persons will enter into a Stockholders Agreement substantially in the form attached as EXHIBIT A hereto (the "Stockholders Agreement");

      NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

      1.    EXCHANGE, CONTRIBUTION AND SUBSCRIPTION.

      1.1   CONTRIBUTION AND EXCHANGE.

            (a) On the terms and conditions set forth herein, Investor agrees to subscribe for, and the Company agrees to issue to Investor, the number of Common Shares and Junior Preferred Shares (collectively, the "Contribution Shares") set forth under the caption "Contribution Shares" in
SCHEDULE 1 in exchange for the Contribution by Investor of the number of Rollover Shares set forth in SCHEDULE 1.

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            (b)   On the terms and conditions set forth herein, and in
connection with Investor's employment by the Company pursuant to the Employment Agreement, the Company hereby agrees to issue to Investor a number of Exchange Options set forth under the caption "Exchange Options" in
SCHEDULE 1 hereto in exchange for the surrender and cancellation of the Rollover Options. The Exchange Options shall be issued pursuant to an Option Agreement substantially in the form attached as EXHIBIT B hereto (the "Option Agreement"). The Exchange Options shall be fully and immediately exercisable upon issuance. The original exercise price per Junior Preferred Share pursuant to each Exchange Option shall be as set forth under the caption "Exchange Option Exercise Price Per Share" in SCHEDULE 1 and shall be adjusted as provided in the Option Agreement.

            (c) On the terms and conditions set forth herein, GEI agrees to subscribe for, and the Company agrees to issue to GEI (the "GEI Contribution"), (i) 32,000,000 Common Shares (the "GEI Common Shares") in exchange for the contribution by GEI of $10,000,000, (ii) 49,640 Junior Preferred Shares (the "GEI Junior Preferred Shares") in exchange for the contribution by GEI of $49,640,000 and (iii) 100,360 Senior Preferred Shares (the "GEI Senior Preferred Shares") in exchange for the contribution by GEI of $100,360,000. For purposes of this Agreement, "GEI Cash" means the aggregate amount of cash contributed by GEI to the Company pursuant to the preceding sentence. Notwithstanding anything in this Agreement to the Contrary, GEI may assign the right to acquire up to an aggregate of 50% of each of the GEI Common Shares, GEI Junior Preferred Shares and GEI Senior Preferred Shares to one or more equity participants who are either Accredited Investors (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act")) or Qualified Institutional Buyers (as defined in Rule 144A promulgated under the Securities Act) (collectively the "Equity Participants"); PROVIDED, that (A) such Equity Participants shall be reasonably satisfactory to Investor, (B) such Equity Participants will enter into a subscription agreement on substantially the same terms as the GEI Contribution hereunder and (C) no such assignment shall relieve GEI of its obligations under this Section 1.1(c).

      1.2 CLOSING. The closing (the "Closing") of the Contribution, Exchange and GEI Contribution shall occur immediately prior to the closing of the Merger; provided that the Company shall provide at least three (3) business days notice of such time and date to Investor and GEI. The Closing shall take place at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite
4000, Los Angeles, CA 90071-2007 or such other place determined by the parties.

      1.3 FAILURE TO CONSUMMATE THE MERGER. In the event that after the Contribution, Exchange and GEI Contribution, the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, regardless of the price at which the Hollywood Common Shares are quoted at that time on Nasdaq or any other national securities exchange on which the Hollywood Common Shares are listed, (i) the Company shall return to Investor all of the Rollover Shares and Rollover Options and Investor shall return to the Company all of the Exchange Options and all of the Common Shares and Junior Preferred Shares constituting the Contribution Shares and (ii) the Company shall return the GEI Cash to GEI and GEI shall return to the Company all of the GEI Common Shares, GEI Junior Preferred Shares and GEI Senior Preferred Shares. In such event, (x) Investor shall have no claim against the Company other than (i) the right to receive such Rollover Shares and Rollover Options upon return of the Contribution Shares and Exchange Options and (ii) the right to have expenses reimbursed pursuant to Section 15 hereof and (y) GEI shall have no claim against the Company other than the right to receive the GEI Cash upon return of the GEI Common Shares, GEI Junior Preferred Shares and GEI Senior Preferred Shares.

       1.4 CONDITIONS TO CLOSING. The Closing of the Contribution, Exchange and GEI Contribution shall be subject to the following conditions, unless waived in writing by the Company and Investor (in the case of Sections 1.4(a), (b), (c), (h), (i) and (j)) or by the Company (in the case of Sections 1.4(d) and (e)) or by Investor and GEI (in the case of Section 1.4(f) and (g)):

            (a) NO LAW OR ORDER. No supranational, federal, state, local or foreign law, rule, regulation, judgment, code, ruling, statute, order, decree, injunction, ordinance or other legal requirement (including any arbitral decision or award) ("Law") shall have been enacted, entered, issued or promulgated (and remain in effect) by any supranational, federal, state, local or foreign government, court, administrative agency or commission or other governmental or regulatory authority or instrumentality ("Governmental Entity") which prohibits or materially restricts the consummation of the transactions contemplated hereby.

            (b) WAITING PERIODS; NO LEGAL PROCEEDINGS. Any applicable waiting periods or consents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the Merger and/or the acquisition by Investor and/or GEI of Common Shares, Junior Preferred Shares or Senior Preferred Shares pursuant to this Agreement or upon exercise of the Exchange Options, as applicable, shall have expired, been terminated or been granted, as applicable and no Governmental Entity (as defined in the Merger Agreement) shall have notified any party to this Agreement that it intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing date.

            (c) MERGER AGREEMENT CONDITIONS. The conditions to the Merger Agreement shall have been satisfied or waived and the parties to the Merger Agreement shall have represented that they intend to consummate the Merger immediately following consummation of the Contribution, Exchange and GEI Contribution.

            (d) REPRESENTATIONS AND WARRANTIES OF INVESTOR. All representations and warranties in this Agreement by Investor shall be true and correct in all material respects on the date when made and on and as of the Closing date with the same effect as if made on and as of the Closing date.

            (e) COVENANTS AND AGREEMENTS OF INVESTOR. Investor shall have performed or complied in all material respects with all covenants and conditions contained in this Agreement or in any agreement, certificate or instrument to be executed pursuant hereto which are required to be performed or complied with at or prior to the Closing.

            (f) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. All representations and warranties in this Agreement by the Company shall be true and correct in all material respects on the date when made and on and as of the Closing date with the same effect as if made on and as of the Closing date.

            (g) COVENANTS AND AGREEMENTS OF THE COMPANY. The Company shall have performed or complied in all material respects with all covenants and conditions contained in this Agreement or in any agreement, certificate or instrument to be executed pursuant hereto which are required to be performed or complied with at or prior to the Closing.

            (h) STOCKHOLDERS AGREEMENT. Investor and the other parties to the Stockholders Agreement shall have executed and delivered the Stockholders Agreement to the Company.

            (i) REPRESENTATIONS AND WARRANTIES OF GEI. All representations and warranties in this Agreement by GEI shall be true and correct in all material respects on the date when made and on and as of the Closing date with the same effect as if made on and as of the Closing date.

            (j) COVENANTS AND AGREEMENTS OF GEI. GEI shall have performed or complied in all material respects with all covenants and conditions contained in this Agreement or in any agreement, certificate or instrument to be executed pursuant hereto which are required to be performed or complied with at or prior to the Closing.

      1.5   COMPANY DELIVERIES.

            (a) At the Closing, the Company shall deliver to Investor the following:

                 (i) stock certificates representing the Common Shares and Junior Preferred Shares to be received by Investor;

                 (ii) an Option Agreement with respect to the Exchange Options to be received by Investor;

                 (iii) a certificate of the Company confirming the fulfillment of the conditions set forth in Sections 1.4(f) and (g);
                       and

                 (iv)  a check for $400.00 made out to Investor.

            (b)  At the Closing, the Company shall deliver to GEI the following:

                 (i) stock certificates for the GEI Common Shares, GEI Junior Preferred Shares and GEI Senior Preferred Shares; and

                 (ii) a certificate of the Company confirming the fulfillment of the conditions set forth in Sections 1.4(f) and (g).

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      1.6   INVESTOR DELIVERIES.  At the Closing, Investor shall deliver to the
Company the following:

            (a) certificate(s) evidencing the Rollover Shares, endorsed in blank (or together with duly executed stock powers in form and substance reasonably satisfactory to the Company);

            (b) option agreement(s) evidencing the Rollover Options and any other documents reasonably requested by the Company with respect to the Rollover Options and the Exchange Options;

            (c) a copy of the Stockholders Agreement, duly executed by Investor; and

            (d) a certificate of Investor confirming the fulfillment of the conditions set forth in Sections 1.4(d) and (e).

      1.7   GEI DELIVERIES.  At the Closing, GEI shall deliver to the Company:

            (a)  $160,000,000 by wire transfer of immediately available funds;
                 and

            (b)  a copy of the Stockholders Agreement, duly executed by GEI.

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor and GEI as follows:

      2.1 ORGANIZATIONAL MATTERS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full corporate power and authority to own its properties and to carry on its business as conducted. The Company has made available to Investor true and correct copies of the Certificate of Incorporation and By-laws of the Company as in effect on the date hereof. Since its formation, the Company has conducted no business or operations other than the negotiation, execution and delivery of the Original Merger Agreement, the Merger Agreement and the Ancillary Documents (as defined in the Merger Agreement) and the consummation of the transactions contemplated hereby and thereby and actions incident thereto.

      2.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and deliver this Agreement, perform its obligations herein, and consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement. This Agreement is a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

      2.3 SHARES DULY AUTHORIZED. All of the Common Shares, Junior Preferred Shares and Senior Preferred Shares to be issued to Investor and GEI pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and shall be free and clear of all Liens (as defined in Section 3.1(b)), other than Liens created pursuant to the Stockholders Agreement. All of the Exchange Options to be issued to Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized. All of the Junior Preferred Shares issuable upon exercise of the Exchange Options, will upon payment of the exercise price therefore, be duly authorized, validly issued, fully paid and non-assessable and shall be free and clear of all Liens (as defined in Section 3.1(b)), other than Liens created pursuant to the Stockholders Agreement.

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      2.4   GOVERNMENTAL AUTHORITIES.  The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby will not require any consent, approval, action, order, authorization, or permit of, or registration or filing with, any Governmental Entity (as defined in the Merger Agreement), other than (a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (c) such as may be required under any applicable state securities or Blue Sky Laws; and (d) other consents, approvals, actions, orders, authorizations, registrations, declarations, filings and permits which, if not obtained or made, would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

      2.5 NON-CONTRAVENTION. The execution, delivery and performance the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with the Company's Certificate of Incorporation or By-laws, (b) assuming compliance with the matters referred to in Section 2.4, contravene or conflict with or constitute a violation of any provision of any law binding upon or applicable to the Company or by which any of its properties is bound or affected, (c) constitute a default under (or an event that with notice or lapse of time or both could reasonably be expected to become a default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under any agreement, contract, note, bond, mortgage, indenture, lease, franchise, permit or other similar authorization or joint venture, limited liability or partnership agreement or other instrument binding upon the Company, other than, in the case of clauses
(b) and (c) any items that have not had, and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

      2.6 NO GENERAL SOLICITATION. The Company has not conducted any general solicitation or general advertisement in connection with the Contribution, the Exchange, the GEI Contribution or an investment in the Company by any person.

      2.7 CAPITALIZATION. After giving effect to the Contribution, the GEI Contribution and the Exchange, respectively, (a) there will be 64,000,000 Common Shares outstanding on a fully-diluted basis, and (b) GEI and its affiliates (together with the Equity Participants, as applicable) will own, in the aggregate, (i) 32,000,000 Common Shares; (ii) Junior Preferred Shares with an aggregate original liquidation preference equal to the sum of (A) the aggregate liquidation preference of the Junior Preferred Shares acquired by Investor at the Closing pursuant to this Agreement plus (B) an amount equal to the product of (x) the aggregate number of Junior Preferred Shares issuable upon exercise of the Exchange Options multiplied by (y) the amount of the original liquidation preference per Junior Preferred Share minus the original Exchange Option exercise price per share specified on Schedule 1; and (iii) all of the outstanding Senior Preferred Shares.

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      2.8   ACCURACY OF INFORMATION.  As of the date hereof and as of the
Closing, the representations and warranties of the Company contained herein and all information provided by the Company to the Investor and GEI concerning the Company prior to the effective time of the Merger do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If there should be any material changes in such information prior to the Company issuing the Contribution Shares or Exchange Options, the Company will promptly provide Investor and GEI with such information, provided that the Company makes no representations about information in public documents filed by Hollywood.

      3.    REPRESENTATIONS AND WARRANTIES OF INVESTOR AND GEI.

      3.1 REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants to the Company and GEI as follows.

            (a) CAPACITY. Investor, if a natural person, is of legal age, competent to enter into a contractual obligation, and a citizen of the United States of America. The principal place of business or principal residence of Investor is as shown on the signature page of this Agreement.

            (b) OWNERSHIP OF THE ROLLOVER SHARES AND ROLLOVER OPTIONS. Except as set forth in SCHEDULE 1 hereto, Investor is the sole record and beneficial owner of the Rollover Shares and Rollover Options set forth in SCHEDULE 1 hereto, free and clear of any claim, lien, security interest, mortgage, deed of trust, pledge, charge, conditional sale or other title retention agreement, lease, preemptive right, right of first refusal, option, restriction, tenancy, easement, license or other encumbrance of any kind ("Liens") other than Liens created by or under (i) this Agreement, (ii) the Amended and Restated Voting Agreement, dated as of the date hereof, between Investor and the Company (the "Voting Agreement") and (iii) the Security Agreement, dated as of July 15, 2003 (the "Security
                 Agreement") by and between Investor and Zions First National Bank ("Lender") relating to a loan by Lender to Boards Video Company, LLC (the "Loan"). Prior to the Closing, Investor shall take such steps as may be necessary so that, as of the Closing Date, Investor shall be the sole record and beneficial owner of the Rollover Shares and Rollover Options set forth in
                 SCHEDULE 1 hereto, free and clear of all Liens other than Liens created by or under this Agreement and the Voting Agreement. Neither Investor nor any of its affiliates is a party to, or bound by, any contract, arrangement, agreement, instrument or order (other than this Agreement, the Voting Agreement, and the Security Agreement) (i) relating to the issuance, sale, repurchase, assignment, or other transfer of any capital stock or equity securities of Hollywood (including securities convertible into or exchangeable for such capital stock or equity securities, warrants, subscriptions, options and other rights to acquire such capital stock or equity securities) or the granting of preemptive rights in connection with any such issuance or sale, (ii) relating to the receipt of dividends, proxy rights, or voting rights of any capital stock or other equity securities of Hollywood, or (iii) relating to rights to registration under the Securities Act or the Exchange Act of any capital stock or equity securities of Hollywood.

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            (c)  AUTHORITY.  Investor has the requisite power and authority to deliver this Agreement, perform Investor's obligations herein, and consummate the transactions contemplated hereby. Investor has duly executed and delivered this Agreement. This Agreement is a valid, legal and binding obligation of Investor enforceable against Investor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

            (d)  INVESTOR INTENT.  Except as otherwise contemplated by
                 Section 5(b) hereof, Investor is acquiring the Common Shares, the Junior Preferred Shares, the Exchange Options and, upon exercise of the Exchange Options, the Junior Preferred Shares issuable pursuant thereto, for Investor's own account as principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution. Investor is not subscribing for the Common Shares, the Junior Preferred Shares or the Exchange Options in a fiduciary capacity.

            (e)  FINANCIAL STATUS.

                 (i) Investor is an Accredited Investor (as defined in Rule 501(a)(3), (5), (6), (7) or (8) of Regulation D
                       promulgated under the Securities Act).

                 (ii) Investor is able to bear the economic risk of an investment in the Contribution Shares, the Exchange Options and the Junior Preferred Shares issuable upon exercise of the Exchange Options for an indefinite period of time, has adequate means of providing for his or her current financial needs and personal contingencies, has no need for liquidity in the investment in the Contribution Shares, the Exchange Options or the Junior Preferred Shares issuable upon exercise of the Exchange Options, understands that Investor may not be able to liquidate his or her investment in the Company in an emergency, if at all, and can afford a complete loss of such investment.

                 (iii) Investor has delivered to the Company an executed
                       Investment Qualification Questionnaire in the form attached hereto. The information contained therein is complete and accurate in all material respects.

            (f) NO GENERAL SOLICITATION. Investor has received no general solicitation or general advertisement in connection with the Contribution or Exchange or an investment in the Company. Investor has received no other representations or warranties from the Company or any other person acting on behalf of the Company, other than those contained in this Agreement.

            (g) NO RELIANCE. Investor did not look to, or rely in any manner upon, the Company, Hollywood or any of their respective affiliates, directors, officers, employees or representatives for advice about tax, financial or legal consequences of a purchase of or investment in the Contribution Shares, the Exchange Options or the Junior Preferred Shares issuable upon exercise of the Exchange Options, and none of the Company, Hollywood or any of their respective affiliates, directors, officers, employees or representatives has made or is making any representations to Investor about, or guaranties of, tax, financial or legal outcomes of a purchase of or an investment in the Contribution Shares, the Exchange Options or the Junior Preferred Shares issuable upon exercise of the Exchange Options.

            (h) OWNERSHIP OF HOLLYWOOD COMMON SHARES AND RELATED MATTERS. Investor owns, and at all times from the date hereof through the Closing Investor shall own, no more than 12% of the Hollywood Common Shares on a fully diluted basis, assuming the exercise of all options owned by Investor to acquire Hollywood Common Shares (without regard to the exercise price under such options or whether such options are currently vested or exercisable). Investor will not enter into any agreement or arrangement with other holders of Hollywood Common Shares (or options to acquire Hollywood Common Shares) that would cause any of the other transactions contemplated hereby or by the Merger Agreement to constitute (a) a control share acquisition under Sections 60.801 through 60.816 of the OBCA (as defined in the Merger Agreement) or any applicable Takeover Statute (as defined in the Merger Agreement) or (b) a prohibited business combination under Section 60.835 of the OBCA or any applicable Takeover Statute.

      3.2 REPRESENTATIONS AND WARRANTIES OF GEI. GEI hereby represents and warrants to the Company and Investor as follows:

            (a) AUTHORITY. GEI has the requisite power and authority to deliver this Agreement, perform GEI's obligations herein, and consummate the transactions contemplated hereby. GEI has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform GEI's obligations herein and to consummate the transactions contemplated hereby. This Agreement is a valid, legal and binding obligation of GEI enforceable against GEI in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors; rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

            (b) GEI INTENT. Except as contemplated by Section 1.1(c), GEI is acquiring the GEI Common Shares, GEI Junior Preferred Shares and GEI Senior Preferred Shares for GEI's own account, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution.

            (c) NO GENERAL SOLICITATION. GEI has received no general solicitation or general advertisement in connection with the GEI Contribution or an investment in the Company. GEI has received no other representations or warranties from the Company or any other person acting on behalf of the Company, other than those contained in this Agreement.

            (d) ACCREDITED INVESTOR. GEI is an Accredited Investor (as defined in Rule 501(a)(3), (5), (6), (7) or (8) of Regulation D
                 promulgated under the Securities Act).

            (e) INVESTMENT COMPANY. GEI is not an Investment Company required to be registered under the Investment Company Act of 1940, as amended, and, upon consummation of the GEI Contribution, the Company will not be a company controlled by an Investment Company required to be registered under such Act.

      4. AGREEMENTS AND ACKNOWLEDGEMENTS OF INVESTOR AND GEI. Each of Investor and GEI hereby agree and acknowledge, each with respect to itself only and not with respect to the other, to the Company as follows:

      4.1 NO REGISTRATION. It understands and agrees that the Contribution Shares, the Exchange Options and the Junior Preferred Shares issuable upon exercise of the Exchange Options, the GEI Common Shares, the GEI Junior Preferred Shares and the GEI Senior Preferred Shares, as applicable, are being, or will be, acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. It understands that the Contribution Shares, the Exchange Options and the Junior Preferred Shares issuable upon exercise of the Exchange Options, the GEI Common Shares, the GEI Junior Preferred Shares and the GEI Senior Preferred Shares, as applicable, have not been, and will not be, approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to it by the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Contribution Shares, the Exchange Options, the Junior Preferred Shares issuable upon exercise of the Exchange Options, the GEI Common Shares, the GEI Junior Preferred Shares and the GEI Senior Preferred Shares, as applicable, or an investment in the Company.

      4.2 LIMITATIONS ON DISPOSITION AND RESALE. It understands and acknowledges that the Contribution Shares, the Exchange Options and the Junior Preferred Shares issuable upon exercise of the Exchange Options, the GEI Common Shares, the GEI Junior Preferred Shares and the GEI Senior Preferred Shares, as applicable, have not been and will not be registered under the Securities Act or the securities laws of any state and, unless the Contribution Shares, the Exchange Options and/or the Junior Preferred Shares issuable upon exercise of the Exchange Options, the GEI Common Shares, the GEI Junior Preferred Shares and the GEI Senior Preferred Shares, as applicable, are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. It understands that it may not be possible to liquidate its investment in the Company and agrees not to sell, transfer or otherwise dispose of the Contribution Shares, the Exchange Options or the Junior Preferred Shares issuable upon exercise of the Exchange Options, the GEI Common Shares, the GEI Junior Preferred Shares and the GEI Senior Preferred Shares, as applicable, unless such Contribution Shares, the Exchange Options or the Junior Preferred Shares issuable upon exercise of the Exchange Options, GEI Common Shares, GEI Junior Preferred Shares or GEI Senior Preferred Shares, as applicable, have been so registered or an exemption from the requirement of registration is available under the Securities Act and any applicable state securities laws. It further acknowledges and agrees that the ability to dispose of the Contribution Shares, the Exchange Options or the Junior Preferred Shares issuable upon exercise of the Exchange Options, the GEI Common Shares, the GEI Junior Preferred Shares and the GEI Senior Preferred Shares, as applicable, will be subject to restrictions contained in the Stockholders Agreement. It recognizes that there will not be any public trading market for the Common Shares, Junior Preferred Shares or Senior Preferred Shares and, as a result, it may be unable to sell or dispose of its interests in the Company. It further acknowledges and agrees that, except as may be set forth in the Stockholders Agreement, the Company shall have no obligation to register the Contribution Shares, the Exchange Options or the Junior Preferred Shares issuable upon exercise of the Exchange Options, the GEI Common Shares, the GEI Junior Preferred Shares or the GEI Senior Preferred Shares, as applicable.

      4.3 LEGEND. (a) Investor acknowledges and agrees that the Exchange Options received in the Exchange will bear the following legend (or one to substantially similar effect):

      "This option has not been registered under the U.S. Securities Act of 1933, as amended, (the "Securities Act"). The option has been acquired for investment and may not be sold, pledged or hypothecated in the United States in the absence of an effective registration statement for the option under the Securities Act or an exemption thereunder. This option is subject to restrictions contained in an Option Agreement, dated as of _________, 200_. The Option Agreement contains, among other things, certain provisions relating to the transfer of this option. The shares issuable upon exercise of this option will be subject to restrictions contained in a Stockholders Agreement, dated as of ________, 200_. The Stockholders Agreement contains, among other things, certain provisions relating to the transfer and voting of the shares issuable upon exercise of this option. No transfer, sale, assignment, pledge hypothecation or other disposition of this option or the shares issuable upon exercise hereof, directly or indirectly, may be made except in accordance with the provisions of such Option Agreement and/or such Stockholders Agreement. The holder of this option, by acceptance hereof, agrees to be bound by all of the provisions of such Option Agreement and such Stockholders Agreement applicable to this option and the shares issuable upon exercise hereof."

            (b) It acknowledges and agrees that the Common Shares, Junior Preferred Shares and Senior Preferred Shares received in the Contribution and the GEI Contribution and any Junior Preferred Shares received upon exercise of the Exchange Options represented by physical certificates will bear the following legend (or one to substantially similar effect):

      "The shares represented by this certificate (the "Shares") have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The Shares have been acquired for investment and may not be sold, pledged or hypothecated in the United States in the absence of an effective registration statement for the Shares under the Securities Act or an exemption thereunder. The Shares are subject to restrictions contained in a Stockholders Agreement, dated as of _________, 200_. The Stockholders Agreement contains, among other things, certain provisions relating to the transfer of the Shares. No transfer, sale, assignment, pledge hypothecation or other disposition of the Shares, directly or indirectly, may be made except in accordance with the provisions of such Stockholders Agreement. The holder of this certificate, by acceptance of this certificate, agrees to be bound by all of the provisions of such Stockholders Agreement applicable to the Shares."

      4.4 NEWLY FORMED ENTITY. It recognizes that the Company was only recently formed and, accordingly, has no financial or operating history and that the investment in the Company is extremely speculative and involves a high degree of risk.

      4.5 INFORMATION REGARDING THE COMPANY. It acknowledges that (a) the Company has made available, a reasonable time prior to the date of this Agreement, information concerning the Company sufficient for it to make an informed decision regarding an investment in the Company and an opportunity to ask questions and receive answers concerning the Common Shares, the Junior Preferred Shares, the Senior Preferred Shares and Exchange Options; (b) the Company has made available, a reasonable time prior to the date of this Agreement, the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense deemed necessary by Investor or GEI to verify the accuracy of the information provided, and has received all such additional information requested; and (c) except for information contained in documents filed by Hollywood with the Securities and Exchange Commission prior to the date hereof and information provided by the Company to Investor and GEI contained, or described, in EXHIBIT A through EXHIBIT E, inclusive, to this Agreement, it has not relied on the Company, Hollywood or any of their respective affiliates, officers, employees or representatives in connection with its investigation or the accuracy of the information provided or in making any investment decision.
It further acknowledges and agrees that the capital structure of the Company, and the terms of the Junior Preferred Shares and Senior Preferred Shares, immediately following the Merger shall be substantially as described in EXHIBIT A through EXHIBIT E, inclusive, to this Agreement.

      4.6 MANAGEMENT SERVICES AGREEMENT. Investor acknowledges and agrees that Leonard Green & Partners, L.P. ("LGP") and the Equity Participants, or their affiliates, shall be entitled to receive annual management fees and other fees from the Company and its subsidiaries pursuant to management services agreements substantially in the form previously provided to Investor.

      5.    IRREVOCABLE SUBSCRIPTION AND CANCELLATION.

            (a) Each of Investor, GEI and the Company understands that this subscription is irrevocable, except as expressly provided herein or otherwise provided in any applicable federal or state law governing this Agreement and the transactions contemplated herein.

            (b) Notwithstanding any provision of this Agreement to the contrary, Investor shall, no later than the 12 month anniversary of the Merger, Transfer (as defined below), or arrange for the Transfer of, 10% of the Common Shares to be acquired by Investor pursuant to this Agreement (constituting 5% of the Common Shares outstanding on a fully-diluted basis as of immediately prior to the effective time of the Merger after giving effect to the Contribution and the GEI Contribution) to certain members of senior management of Hollywood (each a "Management Participant") or such greater number of Common Shares as Investor determines in his sole discretion, and in connection with any such transfer, Investor may Transfer Junior Preferred Shares acquired by Investor pursuant to this Agreement; PROVIDED, that (i) the terms of such Transfer and the identity of such Management Participants shall be reasonably acceptable to GEI and the Company; (ii) prior to, and as a condition of, receipt of such Common Shares each such Management Participant shall have executed and delivered the Stockholders Agreement to GEI and the Company; and (iii) such Transfer occurs in a private placement exempt from the registration requirements of the Securities Act and shall not, alone or together with any other such Transfer, require the Company to register (or result in the Company being required to register) any securities pursuant to the Securities Act. For purposes of this Agreement, "Transfer" shall mean (a) a sale of Common Shares by Investor to the Company followed immediately thereafter by a sale of the same number of shares by the Company to a Management Participant at the same price per share paid by the Company to the Investor (such price to be determined by Investor and the Management Participant, so long as such price does not have an adverse tax or accounting impact on the Company), (b) a sale of Common Shares by Investor directly to a Management Participant pursuant to a Separate Agreement (as defined in the Stockholders Agreement), (c) an arrangement between a Management Participant and the Company pursuant to which such Management Participant contributes cash to the Company in exchange for Common Shares on terms and conditions substantially similar to the terms and conditions of this Agreement (with such changes as may be appropriate in the event any such Management Participant is not an "accredited investor"), (d) an arrangement between a Management Participant and the Company pursuant to which such Management Participant contributes Hollywood Common Shares to the Company in exchange for Common Shares, or (e) such other transactions as the Company and Investor mutually agree, after good faith discussion, achieve the purposes of this
Section 5(b) and minimize any adverse tax and accounting implications for the Company and Investor, in the case of each of clauses (a), (b), (c), (d) and (e) above, including a similar arrangement with respect to any Junior Preferred Shares (if any) to be transferred. To the extent such Transfers are effected pursuant to a transaction described in clause (c) or (d) of the immediately preceding sentence prior to consummation of the Merger,

SCHEDULE 1 to this Agreement shall be deemed modified as follows: (i) the number of Rollover Shares shall be reduced by an amount equal to the sum of (x) the aggregate amount of cash contributed to the Company by the Management Participants divided by the merger consideration to be paid per Hollywood Common Share pursuant to the Merger Agreement and (y) the number of Hollywood Common Shares contributed to the Company by the Management Participants in transactions described in clause (d) above, (ii) the number of Common Shares constituting Contribution Shares shall be reduced by an amount equal to the sum of (x) one share for each $0.3125 contributed to the Company by the Management Participants and (y) the number of Common Shares issued to the Management Participants in transactions described in clause (d) above, and (iii) the number of Junior Preferred Shares constituting Contribution Shares shall be reduced by an amount equal to the sum of (x) one Junior Preferred Share for each $1,000 contributed to the Company by the Management Participants in transactions described in clause (c) above in exchange for Junior Preferred Shares and (y) (A) the total number of Common Shares contributed to the Company by the Management Participants in transactions described in clause (d) above in exchange of Junior Preferred Shares, multiplied by the merger consideration to be paid per Hollywood Common Share pursuant to the Merger Agreement and divided by $1,000. The Company shall not take any action that would cause any Transfer not to constitute a private placement exempt from the registration requirements of the Securities Act.

      6. CERTIFICATE OF INCORPORATION AND BY-LAWS. Between the date hereof and the Closing, the Company, Investor and GEI shall cooperate with one another to identify any changes to be made to the Certificate of Incorporation or By-laws of the Company that are necessary or desirable to effectuate the terms of this Agreement and the Stockholders Agreement and, to the extent the parties mutually agree to make any such changes, GEI shall adopt such changes in its capacity as sole stockholder of the Corporation prior to the Closing.

      7.    [Intentionally Omitted]

      8. ATTORNEYS' FEES. In the event of any litigation or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the parties hereto, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs as determined by a court or other adjudicator.

      9. GOVERNING LAW. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware applicable to contracts made and to be performed entirely in such state. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected thereby, and that provision shall be enforced to the greatest extent permitted by law. Each party agrees and consents to the exclusive jurisdiction of the Chancery Court of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, the United States District Court for the District of Delaware, for the purposes of any action, suit or proceeding arising out of or relating to this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding relating hereto, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in such courts. Each party irrevocably consents to personal jurisdiction, service and venue in any such court.

      10. ASSIGNMENT. Subject to Section 5(b), Investor shall have neither the right nor the power to assign or delegate any provision of this Agreement except with the prior written consent of the Company (which may be withheld in the Company's sole discretion); provided, that Investor may assign its rights and obligations under this Agreement to (i) any corporation or other entity at least fifty-one percent (51%) of the equity securities of which are owned, beneficially and of record by Investor and over which Investor has the sole right to elect or appoint at least a majority of the members of the board of directors or persons performing similar functions or (iii) any trust, partnership, limited liability company or other entity established for the benefit of Investor and/or members of Investor's immediate family, provided that Investor and/or his current spouse are the only trustees of (or are the only individuals having similar controlling positions with respect
to) such trust or other entity. Subject to the right of GEI to assign its rights hereunder to Management Participants as contemplated by Section 1.1(c) hereof, GEI shall have neither the right nor the power to assign or delegate any right or obligation pursuant to this Agreement; PROVIDED, HOWEVER, GEI may assign its rights and obligations pursuant to this Agreement to any affiliate of LGP. Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors, assigns, executors and administrators.

      11. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signature by any party hereto and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

      12. EFFECTIVENESS; ENTIRE AGREEMENT. This Agreement shall become effective immediately upon execution and delivery hereof by each of the Company, Investor and GEI, at which time the Original Agreement shall, pursuant to Section 13 of the Original Agreement, terminate automatically without any further action on the part of any party thereto. This Agreement, together with the Option Agreement and the Stockholders Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only in a writing executed by the party to be bound thereby.

      13.   TERMINATION OF AGREEMENT.  This Agreement may be terminated:
(i) by the mutual written consent of the parties hereto or (ii) by any party if the Merger Agreement is terminated for any reason whatsoever.

      14. FURTHER ASSURANCES. Subject to the terms and conditions provided herein, each party hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

      15. HSR ACT. Subject to the terms and conditions hereof, each party shall take all reasonable action necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries from the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters related to the Merger and/or the acquisition by Investor of Common Shares or Junior Preferred Shares pursuant to this Agreement or upon exercise of the Exchange Options. Investor and the Company shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other, that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement. Notwithstanding any provision of this Section 15, nothing in this Agreement shall be deemed to require the Company to waive any condition contained in the Merger Agreement, including Section 9.3(b) thereof. In the event that the Merger is not consummated for any reason other than a breach of this Agreement or the Voting Agreement by Investor, the Company shall reimburse Investor for any filing fees paid by Investor to the FTC or DOJ in connection with filings made by Investor pursuant to the HSR Act.

      16. OTHER EXPENSES. The Company shall pay to, or on behalf of, Investor, promptly when billed following consummation of the merger, all reasonable, documented, out-of-pocket expenses incurred by Investor in connection with the Contribution and Exchange under this Agreement.

      17. EQUITY PARTICIPANTS. In the event that GEI assigns its rights to acquire GEI Common Shares, GEI Junior Preferred Shares or GEI Senior Preferred Shares to one or more Equity Participants as contemplated by
Section 1.1(c) of this Agreement, Investor, GEI and the Company shall negotiate in good faith to make such changes to (a) the Stockholders Agreement to reflect the ownership of Common Shares, Junior Preferred Shares or Senior Preferred Shares by such Equity Participants; PROVIDED, that no such changes shall adversely affect Investor's rights thereunder or impose additional obligations on Investor (other than as are reasonably necessary to allow the Equity Participants to participate in such rights and obligations of GEI under the Stockholders Agreement) and (b) the form of management services agreement previously provided to Investor; PROVIDED, in the case of this clause (b) that no such changes shall increase the aggregate Structuring Fees or Annual Fees payable by the Company or the relationship of such Annual Fees to the Monitoring Fee payable to Investor pursuant to the Employment Agreement. For the avoidance of doubt, the parties agree that such changes to the Stockholders Agreement, to the extent that they relate to rights of the Equity Participants vis-a-vis the Investor and/or GEI (and/or among the Equity Participants) may include changes similar to the terms and provisions contained in the draft Stockholders Agreement provided to Investor on the morning of March 25, 2004. Each transfer to an Equity Participant will occur in a private placement exempt from the registration requirements of the Securities Act and shall not, alone or together with any other transfer(s), the Contribution and/or the Exchange, require the Company to register (or result in the Company being required to register) any securities pursuant to the Securities Act.

                    [The remainder of this page is blank]

      IN WITNESS WHEREOF, the parties have hereby executed this Option Exchange, Contribution and Subscription Agreement as of the date set forth above.

                                    CARSO HOLDINGS CORPORATION
                                    a Delaware corporation

                                    By:      /s/ JOHN M. BAUMER
                                         ---------------------------------
                                         Name:  John M. Baumer
                                         Title: Vice President


                                    GREEN EQUITY INVESTORS IV, L.P.
                                    By: GEI Capital IV, LLC, its general
                                        partner


                                    By:      /s/ JOHN G. DANHAKL
                                         ---------------------------------
                                         Name:  John G. Danhakl
                                         Title: Member


                                    INDIVIDUAL INVESTOR

                                    Mark J. Wattles
                                    -----------------------------------
                                    Name (Print or Type)

                                    /s/ MARK J. WATTLES
                                    -----------------------------------
                                    Signature

                                    -----------------------------------
                                    Signature of Spouse

                                    -----------------------------------
                                    (Street Address)

                                    -----------------------------------
                                    (City and State)         (Zip Code)

                                    -----------------------------------
                                    Telephone Number

                                    -----------------------------------
                                    Social Security Number or
                                    Taxpayer Identification Number

                                   SCHEDULE 1

--------------------------------------------------------------------------------

  Rollover Shares        Aggregate Value(1)     Contribution Shares

--------------------------------------------------------------------------------

      975,610            $10,000,002.50(2)      32,000,000 Common Shares
 Hollywood Common
      Shares

--------------------------------------------------------------------------------

     2,161,990           $22,160,397.50(3)      22,160 Junior Preferred Shares
  Hollywood Common
       Shares

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                              Original
                     Exercise Price                        Exchange Option
 Rollover Options    Per Share(4)     Exchange Options     Exercise Price
                                                              Per Share
--------------------------------------------------------------------------------

    3,000,000            $1.09           30,533.333             $100

--------------------------------------------------------------------------------

----------------
(1)   Value based on Merger Consideration per Hollywood Common Share.

(2)   $2.50 to be returned to Investor as contemplated by Section 1.5(a)(iv).

(3)   $397.50 to be returned to Investor as contemplated by Section 1.5(a)(iv).

(4) The value of a Rollover Option equals difference between Merger Consideration per Hollywood Common Share and exercise price per Hollywood Common Share subject to the Rollover Option.

                                   SCHEDULE 1

                                  EXHIBIT INDEX


Investor Questionnaire

Exhibit A - Form of Stockholders Agreement

Exhibit B - Form of Option Agreement

Exhibit C - Table of Sources and Uses of Funds

Exhibit D - Term Sheets for Senior Preferred Stock and Junior Preferred Stock

Exhibit E - Financing Commitments


                                  EXHIBIT INDEX